Exhibit 8.1

                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151










                                                   July 30, 1999





Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         In connection with the registration by Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), of its common shares of beneficial interest proposed to be distributed by HRPT Properties Trust ("HRPT") to the shareholders of HRPT, the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit
8.1 to the Company's Registration Statement on Form S-11, File No. 333- 69703 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

         We have acted as counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined originals or copies of the Registration Statement, the respective declarations of trust and bylaws of the Company and of HRPT, as currently in effect, and such corporate records, certificates and statements of officers of the Company and HRPT, accountants for the Company and public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Registration Statement and in the documents incorporated therein by reference, and on representations made to us by the officers of the Company and HRPT. We have not independently verified such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the section of the Registration Statement captioned "Federal Income Tax and ERISA


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Senior Housing Properties Trust
July 30, 1999
Page 2


Consequences," we have made certain assumptions and expressed certain conditions
and  qualifications   therein,   all  of  which   assumptions,   conditions  and
qualifications are incorporated herein by reference.

         Based upon and subject to the foregoing, we are of the opinion that the discussion with respect to Tax Laws and ERISA Laws matters in the section of the Registration Statement captioned "Federal Income Tax and ERISA Consequences," in all material respects is accurate and fairly summarizes the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                              Very truly yours,

                                              /s/ SULLIVAN & WORCESTER LLP

                                              SULLIVAN & WORCESTER LLP